Exhibit 23


                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report dated February 2, 1996, included in this Form 10-K for the transition period ended December 31, 1995 into the Company's previously filed Registration Statement File Nos. 33-13980, 33-13981, 33-32970, 2-79503
and 33-33253.



/s/ Arthur Andersen LLP

Chicago, Illinois
March 22, 1996